Homeland Security Capital Corporation Acquires Safety and Ecology Corporation in $20.4 Million Deal

Milestone Acquisition Expected to Generate More than $55 Million in Revenue in 2008

Arlington, VA, March 19, 2008 - Homeland Security Capital Corporation (OTC Bulletin Board: HOMS), a company engaged in the acquisition, development and consolidation of homeland security-related businesses, announced today that it has acquired Knoxville-based Safety & Ecology Holdings Corporation (SEC) as part of the Company’s strategy to capitalize on significant opportunities within the homeland security industry. The acquisition is expected to generate revenues in excess of $55 million for 2008, and will enhance HSCC’s position in the global marketplace for nuclear remediation and detection products and services.

In addition, HSCC is simplifying its capital structure by exchanging its convertible debt for preferred stock and non-convertible notes. As part of this transaction, Christopher P. Leichtweis, founder and Chief Executive Officer of SEC, has been appointed President of HSCC and will join the HSCC board of directors.

HSCC will host an investor conference call tomorrow, Thursday, March 20, at 2 p.m. Eastern to discuss the acquisition and address questions. Dial-in details appear below.

SEC is an international provider of global environmental, hazardous and radiological infrastructure remediation, emergency response and advanced construction services. Its customers include the United States federal government, the United Kingdom government and leading commercial corporations in the engineering and construction industry.

HSCC management believes SEC will be well positioned for growth due to the renewed spending trends in the Department of Defense (DoD), the Department of Energy (DOE) and the Federal Emergency Management Agency (FEMA). SEC will continue focusing on infrastructure and facility revitalization, environmental remediation, security needs in nuclear non-proliferation and emergency response, natural disaster response and commercial reinvestment into the nuclear energy infrastructure.

SEC generated more than $50 million in revenue during 2007 and projects increasing revenues and growing profitability during 2008. SEC’s trailing 12 months of adjusted ebitda through February 2008, was approximately $4.3 million. Under the terms of the transaction, HSCC purchased SEC in a cash, stock, and debt deal valued at approximately $20.4 million. In addition, SEC’s former shareholders shall have the opportunity to receive up to an additional $6 million of HSCC common stock based upon SEC’s attainment of performance objectives for 2008 and 2009. SEC became a wholly-owned subsidiary of HSCC following the closing.

“With SEC as a platform company, this transformational acquisition establishes HSCC in the environmental services industry,” said C. Thomas McMillen, Homeland Security Capital Chairman and Chief Executive Officer. “Additionally, the combination of SEC’s deep industry knowledge and experience coupled with our proprietary nuclear detection technology of our current subsidiary Polimatrix, Inc. should create significant opportunities for growth and expansion.”

Mr. Leichtweis, CEO of SEC, said, “We see this merger as an extremely positive move for our clients, employees and the Company as a whole. The synergies between our organizations are significant and should allow SEC to accelerate rapid growth.”

SEC has an established history of successful performance and brand recognition in the federal and commercial market for nuclear facility remediation and project completion. By leveraging its experience and a comprehensive suite of core competencies, SEC has earned the reputation as the company of choice for executing complex and high profile projects in these established and emerging markets. In the past five years, SEC has expanded its offering both domestically and globally to include establishment of four international offices to support core competencies in the UK addressing the pressing issues of federal facilities re-build programs, non-proliferation, emergency response, anti-terrorism and advanced construction.

Mr. Leichtweis added, “We look forward to working with Mr. McMillen and HSCC to expand the business and increase shareholder value. This merger positions SEC for numerous opportunities and continued expansion in key markets including energy and resources, and the homeland defense arena. We believe SEC’s years of experience merged with HSCC’s relationships and resources will lead to tremendous growth.”

To participate in HOMS’s investor conference call tomorrow at 2 pm Eastern, please dial 877-407-0782. When prompted please tell the operator you would like to connect to the Homeland Security Capital conference call. International callers may dial 201-689-8567. An online audio web simulcast of the call will also be accessible at http://www.investorcalendar.com/IC/CEPage.asp?ID=127511.

About Safety & Ecology Holdings Corporation (SEC)
Founded in 1991, SEC now has approximately 430 employees and annual revenues of more than US $50 million. It is recognized as one of the fastest-growing environmental services companies in the US. SEC’s vision is to enable its clients to effectively remediate, restore and revitalize contaminated properties; and to assist its clients in maintaining compliance with regulatory and safety stewardship obligations to employees, investors, and the general public. SunTrust Robinson Humphrey served as advisor to Safety & Ecology Holdings Corporation on this transaction. For more information on SEC, visit www.sec-tn.com.

About Homeland Security Capital Corporation
Homeland Security Capital is a consolidator in the fragmented homeland security industry. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. The company is headed by former Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. Homeland Security Capital intends to operate businesses that provide homeland security products and services solutions, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues but face challenges in scaling their businesses to capitalize on homeland security opportunities. The company will enhance the operations of these companies by helping them generate new business, grow revenues and improve cash flows. Among Homeland Security Capital’s portfolio of companies is Polimatrix, Inc., a leading system integrator and total solutions provider delivering advanced radiation and nuclear protection and detection services. The company has been operating since September 2006 as a joint venture between Homeland Security Capital Corporation and Polimaster, Inc. For more information about Polimatrix, visit http://www.polimatrix.com. Also included is Nexus, a mid-Atlantic security integrator for the corporate and governmental security markets that specializes in non-proprietary integrated security solutions including access control, alarm, video, communication, perimeter protection and bomb and metal detection security systems. Nexus provides integrated security solutions for the corporate and government security markets. For more information about Nexus, visit http://www.nexusna.com. For more information about Homeland Security Capital, visit http://www.hscapcorp.com.

Forward-looking statement: This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although Homeland Security Capital Corp. believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.

Contact:
Marianne Ricci
Homeland Security Capital Corp.
Phone: 703-528-7073 X100
Email IR@hscapcorp.com

or
Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
info@trilogy-capital.com